UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 28, 2011
GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
310 N. State Street, Suite 208
Lake Oswego, Oregon 97034

(Address of Principal Executive
Offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 855-4523
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     As previously reported on a Current Report on Form 8-K filed on September 27, 2011, on September 26, 2011, we entered into an amended and restated investor subscription agreement with two institutional investors under which they have agreed to purchase from us a total of 700,000 shares of our common stock at a purchase price of $0.65 per share, representing an aggregate purchase price of $455,000. The sale of the shares closed on September 28, 2011. The shares were offered and sold to the investors pursuant to our shelf registration statement on Form S-3 (File No. 333-167025), which was declared effective by the Securities and Exchange Commission on May 28, 2010.
     A copy of the opinion of TroyGould PC relating to the issuance of the shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
     We are filing as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2011	GALENA BIOPHARMA, INC.
	By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of TroyGould PC
23.1	Consent of TroyGould PC (included in Exhibit 5.1)

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